                                                           CONTRACT #96-412-026



Exhibit 10.80

                                    COAL SUPPLY AGREEMENT


        This is a coal supply agreement (the "Agreement") dated April 1, 1997 between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 ("Buyer") and ANDALEX RESOURCES, INC., a Delaware corporation, 1200 Hurstbourne Place, 9300 Shelbyville Road, Louisville, Kentucky 40222 ("Seller").

        The parties hereto agree as follows:

        SECTION 1. GENERAL

        Seller will sell to Buyer and Buyer will buy from Seller steam coal under all the terms and conditions of this Agreement.

        SECTION 2.  TERM

        The term of this Agreement shall commence on April 1, 1997 and shall continue through December 31, 2001, subject to SECTION 8.3.

        SECTION 3.  QUANTITY

        Seller shall sell and deliver and Buyer shall purchase and accept delivery of 62,500 tons of coal per month. Such coal shall be delivered ratably in accordance with reasonable delivery schedules to be mutually agreed upon by Buyer and Seller.

        SECTION 4.    SOURCE

        SECTION 4.1 SOURCE. The coal sold hereunder shall be supplied from geological seam Western Kentucky #11, #12, and #9 (surface and underground), any of the mines in Seller's Cimarron

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                                                           CONTRACT #96-412-026

Division as of the effective date of this Agreement (the "Coal Property"). Seller shall have the right to add to the Coal Property mines in Seller's Cimarron Division developed after the effective date of this Agreement with Buyer's prior written consent, which will not be unreasonably withheld.

        SECTION 4.2 ASSURANCE OF OPERATION AND RESERVES. Seller represents and warrants that the Coal Property contains economically recoverable coal of a quality and in quantities which will be sufficient to satisfy all the requirements of this Agreement. Seller agrees and warrants that it will have at the Coal Property adequate machinery, equipment and other facilities to produce, prepare and deliver coal in the quantity and of the quality required by this Agreement. Seller further agrees to operate and maintain such machinery, equipment and facilities in accordance with good mining practices so as to efficiently and economically produce, prepare and deliver such coal. Seller agrees that Buyer is not providing any capital for the purchase of such machinery, equipment and/or facilities and that Seller shall operate and maintain same at its sole expense, including all required permits and licenses. Seller hereby dedicates to this Agreement sufficient reserves of coal meeting the quality specifications hereof and lying on or in the Coal Property so as to fulfill the quantity requirements hereof.

        SECTION 4.3 NON-DIVERSION OF COAL. Seller agrees and warrants that it will not, without Buyer's express prior written consent, use or sell coal from the Coal Property in a way that will reduce the economically recoverable balance of coal in the Coal Property to an amount less than that required to be supplied to Buyer hereunder.

        SECTION 5.  DELIVERY

        SECTION 5.1 BUYER'S OPTION. The coal shall be delivered F.O.B. railcar at the Cimarron rail loading facility near Madisonville, Kentucky on the Paducah and Louisville Railway (the

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                                                           CONTRACT #96-412-026

"Delivery Point"). Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Any resulting savings in such transportation costs shall be retained by Buyer. Buyer may request to change the Delivery Point to either F.O.B. truck or F.O.B. barge. Upon Buyer's notification to Seller of its desire to change the Delivery Point, Buyer and Seller shall mutually agree in writing upon the change(s) and the time frame wherein such change will take place.

        SECTION 5.2 RAIL OR TRUCK DELIVERY. If the coal is delivered F.O.B. railcar or F.O.B. truck, then title to and risk of loss respecting the coal will pass to Buyer and the coal will be considered to be delivered when it is loaded into the railcars or trucks at the rail or truck loading facility. Buyer or its contractor shall furnish suitable railcars or trucks in accordance with a delivery schedule provided by Buyer to Seller. Seller shall be responsible for and pay the cost of repairs for any damages caused by Seller to railcars or trucks owned or leased by Buyer while such railcars or trucks are in Seller's control or custody. Seller shall comply with the applicable provisions of Buyer's rail or truck contractor's tariff. At Buyer's request, Seller shall treat (or have treated) any shipment of coal hereunder with a freeze conditioning agent approved by Buyer in order to maintain coal handling characteristics during shipment. If requested by Buyer, Seller shall also treat (or have treated) any railcars specified by Buyer with a side release agent approved by Buyer. The price for each such requested chemical treatment shall be an amount equal to Seller's cost of materials applied on a per gallon basis for each applicable of freeze conditioning agent or side release agent, as the case may be. Seller shall invoice Buyer for all such treatment which occurred in a calendar month by the

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                                                           CONTRACT #96-412-026

fifteenth of the following month; and payment shall be mailed by the 25th of such following month or within ten days after receipt of Seller's invoice, whichever is later.

        SECTION 5.3 BARGE DELIVERY. If the coal is delivered F.O.B. barge, then title to and risk of loss of coal sold will pass to Buyer and the coal will be considered to be delivered when barges containing the coal are disengaged by Buyer's barging contractor from the loading dock. Buyer or its contractor shall furnish suitable barges in accordance with a delivery schedule provided by Buyer to Seller. Seller shall arrange and pay for all costs of transporting the coal from the mines to the loading docks and loading and trimming the coal into barges to the proper draft and the proper distribution within the barges. Buyer shall arrange for transporting the coal by barge from the loading dock to its generating station(s) and shall pay for the cost of such transportation. For delays caused by Seller in handling the scheduling of shipments with Buyer's barging contractor, Seller shall be responsible for any demurrage or other penalties assessed by said barging contractor (or assessed by Buyer) which accrue at the Delivery Point, including the demurrage, penalties for loading less than the specified minimum tonnage per barge, or other penalties assessed for barges not loaded in conformity with applicable requirements. Buyer shall be responsible to deliver barges in as clean and dry condition as practicable. Seller shall require of the loading dock operator that the barges and towboats provided to Buyer or Buyer's barging contractor be provided convenient and safe berth free of wharfage, dockage and port charges; that while the barges are in the care and custody of the loading dock, all U.S. Coast Guard regulations and other applicable laws, ordinances, rulings, and regulations shall be complied with, including adequate mooring and display of warning lights; that any water in the cargo boxes of the barges be pumped out by the loading dock operator prior to loading; that the loading operations be performed in a workmanlike manner

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                                                           CONTRACT #96-412-026

and in accordance with the reasonable loading requirements of Buyer and Buyer's barging contractor; and that the loading dock operator carry landing owners or wharfinger's insurance with basic coverage of not less than $300,000.00 and total of basic coverage and excess liability coverage of not less than $1,000,000.00, and provide evidence thereof to Buyer in the form of a certificate of insurance from the insurance carrier or an acceptable certificate of self-insurance with requirement for 30 days advance notification of Buyer in the event of termination of or material reduction in coverage under the insurance.

        SECTION 6.  QUALITY

        SECTION 6.1 SPECIFICATIONS. The coal delivered hereunder shall conform to the following specifications on an "as received" basis:


                                            Guaranteed Monthly          Rejection Limits
        Specifications                      Weighted Average            (per shipment)
        --------------                      ------------------          ----------------
        BTU/LB.                             min. 11,500                 LESS THAN 11,200

        LBS/MMBTU:
        MOISTURE                            max. 10.5                   GREATER THAN 12
        ASH                                 max. 10.5                   GREATER THAN 13
        SULFUR                              max. 3.0                    GREATER THAN 3.3
        SULFUR                              min.  1.8                   LESS THAN    1.8
        CHLORINE                            max. .04                    GREATER THAN  .05
        FLUORINE                            max. .006                   GREATER THAN  .006
        NITROGEN                            max. 1.1                    GREATER THAN 1.5

        ASH/SULFUR RATIO                    min. 2.5:1                  LESS THAN    2.5:1
        Size (3" x 0"):
               Top size (inches)*           max. 3x0                    GREATER THAN 3x0
               Fines (% by wgt)
               Passing 1/4" screen          max. 45%                    GREATER THAN 50%


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                                                           CONTRACT #96-412-026


                                            Guaranteed Monthly          Rejection Limits
        Specifications                      Weighted Average            (per shipment)
        --------------                      ------------------          ----------------

        % BY WEIGHT:
        VOLATILE                            max. 40                     GREATER THAN 41
        VOLATILE                            min. 35                     LESS THAN 33
        FIXED CARBON                        max. 48                     GREATER THAN 49
        FIXED CARBON                        min. 44                     LESS THAN 40
        GRINDABILITY (HGI)                  min. 55                     LESS THAN 52

        BASE ACID RATIO (B/A)               .39                         .43
        SLAGGING FACTOR**                   max. 1.6                    GREATER THAN 1.9
        FOULING FACTOR***                   max. .2                     GREATER THAN .3

        ASH FUSION TEMPERATURE ((DEGREE)F) (ASTM D1857)

        REDUCING ATMOSPHERE
        Initial Deformation                 min. 1940                   min. 1900
        Softening (H=W)                     min. 2035                   min. 1975
        Softening (H=1/2W)                  min. 2085                   min. 2000
        Fluid                               min. 2190                   min. 2100

        OXIDIZING ATMOSPHERE
        Initial Deformation                 min. 2300                   min. 2200
        Softening (H=W)                     min. 2320                   min. 2280
        Softening (H=1/2W)                  min. 2425                   min. 2300
        Fluid                               min. 2490                   min. 2375


        * All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than thirty-five percent (35%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.


        **     Slagging Factor (R(s))=(B/A) x (Percent Sulfur by WeightDry)

        ***    Fouling Factor (R(f))=(B/A) x (Percent Na(2)0 by WeightDry)

        The Base Acid Ratio (B/A) is herein defined as:
        BASE ACID RATIO (B/A) =

                     (Fe(2)0(3) + Ca0 + Mg0 + Na(2)0 + K(2)0)
                     ----------------------------------------
                           (Si0(2) + Al(2)0(3) + Tl0(2))

        Note:  As used herein       GREATER THAN means greater than:
                                    LESS THAN    means less than.

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                                                           CONTRACT #96-412-026

        SECTION 6.2 DEFINITION OF "SHIPMENT". As used herein, a "shipment" shall mean one barge load, a barge lot load, or one unit trainload, in accordance with Buyer's actual sampling and analyzing practices.

        SECTION 6.3  REJECTION.

        Buyer has the right, but not the obligation, to reject any shipment which fail(s) to conform to the Rejection Limits set forth in SECTION 6.1 or contains extraneous materials. Buyer must reject such coal within seventy-two
(72) hours of receipt of the coal analysis provided for in SECTION 7.2 or such right to reject is waived. In the event Buyer rejects such non-conforming coal, Buyer shall return the coal to Seller or, at Seller's request, divert such coal to Seller's designee, all at Seller's cost. Seller shall replace the rejected coal within five (5) working days from notice of rejection with coal conforming to the Rejection Limits set forth in SECTION
6.1. If Seller fails to replace the rejected coal within such five (5) working day period or the replacement coal is rightfully rejected, Buyer may purchase coal from another source in order to replace the rejected coal. Seller shall reimburse Buyer for (i) any amount by which the actual price plus transportation costs to Buyer of such coal purchased from another source exceed the price of such coal under this Agreement (as adjusted under SECTION
8.3 for coal of the quality actually supplied by the other source) plus transportation costs to Buyer from the Delivery Point; and (ii) any and all transportation, storage, handling, or other expenses that have been incurred by Buyer for rightfully rejected coal. This remedy is in addition to all of Buyer's other remedies under this Agreement and under applicable law and in equity for Seller's breach.

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                                                           CONTRACT #96-412-026

        If Buyer fails to reject a shipment of non-conforming coal which it had the right to reject for failure to meet any or all of the Rejection Limits set forth in SECTION 6.1 or because such shipment contained extraneous materials, then such non-conforming coal shall be deemed accepted by Buyer; however, the price shall be adjusted in accordance with SECTION 8.3 and the quantity Buyer is obligated to purchase from Seller, at Buyer's sole option, shall be reduced by the amount of each such non-conforming shipment. Further, for shipments containing extraneous materials, which include, but are not limited to, slate, rock, wood, corn husks, mining materials, metal, steel, etc., the estimated weight of such materials shall be deducted from the weight of that shipment.

        SECTION 6.4  SUSPENSION AND TERMINATION.

        If the coal sold hereunder fails to meet one or more of the Guaranteed Monthly Weighted Averages set forth in SECTION 6.1 for any one month during the term of this Agreement, or if 3 barge shipments in a 7 day period are rejectable by Buyer, of if Buyer receives at generating station(s) 2 rail shipments which are rejectable in any 10 day period, Buyer may, upon notice confirmed in writing and sent to Seller by certified mail, terminate this Agreement and exercise all its other rights and remedies under applicable law and in equity for Seller's breach.

        SECTION 7.    WEIGHTS, SAMPLING AND ANALYSIS

        SECTION 7.1 WEIGHTS. The weight of the coal delivered hereunder shall be determined on a per shipment basis by Buyer on the basis of scale weights at the generating station(s) unless another method is mutually agreed upon by the parties. Such scales shall be duly reviewed by an appropriate testing agency and maintained in an accurate condition. Seller shall have the right, at Seller's expense and upon reasonable notice, to have the scales checked for accuracy

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                                                           CONTRACT #96-412-026

at any reasonable time or frequency. If the scales are found to be inaccurate, over or under the tolerance range allowable for the scale, either party shall pay to the other any amounts owed due to such inaccuracy for a period not to exceed thirty (30) days before the time any inaccuracy of scales is determined.

        SECTION 7.2 SAMPLING AND ANALYSIS. The sampling and analysis of the coal delivered hereunder shall be performed by Buyer and the results thereof shall be accepted and used for the quality and characteristics of the coal delivered under this Agreement. Buyer shall send to Seller by telecopier or electronic data transmittal a copy of the analysis within (10) business days after sampling the applicable shipment. All analyses shall be made in Buyer's laboratory at Buyer's expense in accordance with reliable and industry accepted standards. Samples for analyses shall be taken by any reliable and industry accepted standard acceptable to both parties, may be composited, and shall be taken with a frequency and regularity sufficient to provide reasonably accurate representative samples of the deliveries made hereunder. Seller represents that it is familiar with Buyer's sampling and analysis practices, and finds them to be acceptable. Buyer shall notify Seller in writing of any significant changes in Buyer's sampling and analysis practices. Any such changes in Buyer's sampling and analysis practices shall, except for industry accepted changes in practices, provide for no less accuracy than the sampling and analysis practices existing at the time of the execution of this Agreement, unless the Parties otherwise mutually agree.

        Each sample taken by Buyer shall be divided into 4 parts and put into airtight containers, properly labeled and sealed. One part shall be used for analysis by Buyer; one part shall be used by Buyer as a check sample, if Buyer in its sole judgment determines it is necessary; one part shall be retained by Buyer until the 25th of the month following the month

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                                                           CONTRACT #96-412-026

of unloading (the "Disposal Date") and shall be delivered to Seller for analysis if Seller so requests before the Disposal Date; and one part ("Referee Sample") shall be retained by Buyer until the Disposal Date. Seller shall be given copies of all analyses made by Buyer by the 12th day of the month following the month of unloading. Seller, on reasonable notice to Buyer shall have the right to have a representative present to observe the sampling and analyses performed by Buyer. Unless Seller requests a Referee Sample analysis before the Disposal Date, Buyer's analysis shall be used to determine the quality of the coal delivered hereunder. The Monthly Weighted Averages shall be determined by utilizing the individual shipment analyses.

        If any dispute arises before the Disposal Date, the Referee Sample retained by Buyer shall be submitted for analysis to an independent commercial testing laboratory ("Independent Lab") mutually chosen by Buyer and Seller. For each coal quality specification in question, a dispute shall be deemed not to exist and Buyer's analysis shall prevail and the analysis of the Independent Lab shall be disregarded if the analysis of the Independent Lab differs from the analysis of Buyer by an amount equal to or less than:

        (i) 0.50% moisture
       (ii) 0.50% ash on a dry basis
      (iii) 100 Btu/lb. on a dry basis
       (iv) 0.10% sulfur on a dry basis.

        For each coal quality specification in question, if the analysis of the Independent Lab differs from the analysis of Buyer by an amount more than the amounts listed above, then the analysis of the Independent Lab shall prevail and Buyer's analysis shall be disregarded. The cost of the analysis made by the Independent Lab shall be borne by Seller to the extent that

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                                                           CONTRACT #96-412-026

Buyer's analysis prevails and by Buyer to the extent that the analysis of the Independent Lab prevails.

        SECTION 8.    PRICE

        SECTION 8.1 BASE PRICE. The base price (the "Base Price") of the coal to be sold hereunder will be firm and will be determined by the year in which the coal is delivered as defined in SECTION 5 in accordance with the following schedule:


                       YEAR                  BASE PRICE ($ PER MMBTU)
                       ----                  ------------------------
                       1997                        $0.78000
                       1998                        $0.79000
                       1999                        $0.80000
                       2000                        $0.81000
                       2001                        $0.82000


        SECTION 8.2 QUALITY PRICE ADJUSTMENTS.

        (a) The Base Price is based on coal meeting or exceeding the Guaranteed Monthly Weighted Average specifications as set forth in SECTION
6.1. Quality price discounts shall be applied for each specification each month to reflect failures to meet the Guaranteed Monthly Weighted Averages set forth in SECTION 6.1, as determined pursuant to SECTION 7.2, subject to the provisions set forth below. The discount values used are as follows:

                             DISCOUNT VALUES
                                            $/MMBTU
                                            -------
                             BTU/LB         0.2604
                                            $/LB./MMBTU
                                            -----------
                             SULFUR         0.1232

                             ASH            0.0083

                             MOISTURE       0.0016

        (b) Notwithstanding the foregoing, for each specification each month, there shall be no discount if the actual Monthly Weighted Average meets the applicable Discount Point set

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                                                           CONTRACT #96-412-026

forth below. However, if the actual Monthly Weighted Average fails to meet such applicable Discount Point, then the discount shall be calculated on the basis of the difference between the actual Monthly Weighted Average AND THE GUARANTEED MONTHLY WEIGHTED AVERAGE pursuant to the methodology shown in Exhibit A attached hereto.


                      GUARANTEED MONTHLY
                      WEIGHTED AVERAGE                    DISCOUNT POINT
                      ------------------                  --------------
BTU/LB                min. 11,500                         11,350

LB/MMBTU
--------

SULFUR                max. 3.0                            3.2

ASH                   max. 10.5                           12.0

MOISTURE              max. 10.5                           11.0

        For example, if the actual Monthly Weighted Average of ash equals
12.5 lb/MMBTU, then the applicable discount would be (12.5 lb. - 10.5 lb.) x $0.0083/lb./MMBTU = $.0166/MMBTU.

        SECTION 8.3 PRICE REVIEW. The Base Price and all other terms and conditions of this Agreement shall be subject to review for any reason at the request of either party for revisions to become effective on January 1, 1999, January 1, 2000, and January 1, 2001, respectively. The party requesting such a review shall give written notice of its request to the other party on or before the September 1 preceding the applicable revision effective date. The parties then shall negotiate an agreement on new prices and/or other terms and conditions between October 1 and December 1. If the parties do not reach an agreement by December 1, then this Agreement will terminate as of December 31 of the applicable year without liability due to such termination for either party. If this Agreement is terminated under this SECTION 8.3, the Seller

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                                                           CONTRACT #96-412-026

nevertheless shall have the opportunity to propose a new coal supply agreement each subsequent October through 2001. Buyer shall consider any such proposals, but shall have no obligation to accept any of them.

        SECTION 8.4 PAYMENT CALCULATION. Exhibit A attached hereto shows the methodology for calculating the coal payment and quality price discounts for the month Seller's coal was unloaded by Buyer. If there are any such discounts, Buyer shall apply credit to amounts owed Seller for the month the coal was unloaded.

        SECTION 9.    INVOICES, BILLING AND PAYMENT.

        SECTION 9.1  INVOICING ADDRESS.   Invoices will be sent to Buyer at
the following address:

                      Louisville Gas and Electric Company
                      220 West Main Street
                      P.O. Box 32010
                      Louisville, KY  40232
                      Attention: Director, Fuels Procurement and Delivery

                      With a copy to:

                      Louisville Gas and Electric Company
                      220 West Main Street
                      P.O. Box 32010
                      Louisville, KY  40232
                      Attention:  Manager, Accounts Payable

        SECTION 9.2 INVOICE PROCEDURES FOR COAL SHIPMENTS. Seller shall invoice Buyer at the Base Price, minus any quality price discounts, for all coal unloaded in a calendar month by the fifteenth of the following month.

        SECTION 9.3 PAYMENT PROCEDURES FOR COAL SHIPMENTS. By the 25th of the month following the month of unloading or within ten days after receipt of Seller's invoice, whichever is later, Buyer shall pay for coal unloaded in a calendar month either by mailing payment to Seller's

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                                                           CONTRACT #96-412-026

account at Andalex Resources, Inc., Dept. 97292, Louisville, Kentucky 40297, or by transferring the payment by wire to Seller's account.

        SECTION 9.4 WITHHOLDING. Buyer shall have the right to withhold from payment of any billing or billings (i) any sums which it is not able in good faith to verify or which it otherwise in good faith disputes, (ii) any damages resulting from or likely to result from any breach of this Agreement by Seller, and (iii) any amounts owed to Buyer from Seller. Buyer shall notify Seller promptly in writing of any such issue, stating the basis of its claim and the amount it intends to withhold.

        Payment by Buyer, whether knowing or inadvertent, of any amount in dispute shall not be deemed a waiver of any claims or rights by Buyer with respect to any disputed amounts or payments made.

        SECTION 10.   FORCE MAJEURE

        If either party hereto is delayed in or prevented from performing any of its obligations or from utilizing the coal sold under this Agreement due to (i) acts of God, (ii) war, (iii) riots, (iv) civil insurrection, (v) acts of the public enemy, (vi) strikes, (vii) lockouts, (viii) fires, (ix) floods,
(x) earthquakes, (xi) explosions, (xii) mine accidents that are solely responsible for delaying or preventing performance of Seller for 10 consecutive days, (xiii) breakdown of or damage to equipment, plant, transmission systems, or transportation providers that is solely responsible for delaying or preventing the performance of Seller for 10 consecutive days,
(xiv) unforeseen adverse geologic conditions which were not detected despite prudent mine planning and mining processes and which are solely responsible for delaying or preventing the performance of Seller for 10 consecutive days, or (xv) the inability to obtain necessary mining permit(s) after applying for such with prudent and reasonable diligence, and such event is

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                                                           CONTRACT #96-412-026

beyond the reasonable control and without the fault or negligence of the party affected thereby, then the obligations of both parties hereto shall be suspended to the extent made necessary by such event; provided that the affected party gives written notice to the other party as early as practicable of the nature and probable duration of the force majeure event. The party declaring force majeure shall exercise due diligence to avoid and shorten the force majeure event and will keep the other party advised as to the continuance of the force majeure event.

        During any period in which Seller's ability to perform hereunder is affected by a force majeure event, Seller shall not deliver any coal to any other buyers to whom Seller's ability to supply is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall deliver to Buyer under this Agreement at least a pro-rata portion (on a per ton basis) of its total contractual commitments to all its buyers to whom Seller's ability to supply is similarly affected by such force majeure event in place at the beginning of the force majeure event. An event which affects the Seller's ability to produce or obtain coal from a mine other than the Coal Property will not be considered a force majeure event hereunder.

        Tonnage deficiencies resulting from Seller's declared force majeure event shall be made up at Buyer's sole option on a reasonable schedule. Tonnage deficiencies resulting from Buyer's declared force majeure event shall be made up at Seller's sole option on a reasonable schedule.

        SECTION 11.   NOTICES

        SECTION 11.1 FORM AND PLACE OF NOTICE. Any official notice, request for approval or other document required to be given under this Agreement shall be in writing, unless otherwise provided herein, and shall be deemed to have been sufficiently given when delivered in person,

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                                                           CONTRACT #96-412-026

transmitted by facsimile or other electronic media, delivered to an established mail service for same day or overnight delivery, or dispatched in the United States mail, postage prepaid, for mailing by first class, certified, or registered mail, return receipt requested, and addressed as follows:

        If to Buyer:         Louisville Gas and Electric Company
                             220 West Main Street
                             P.O. Box 32010
                             Louisville, Kentucky 40232
                             Attn: Director, Fuels Procurement and Delivery

        with a copy to:      Louisville Gas and Electric Company
                             820 West Broadway
                             P.O. Box 32020
                             Louisville, Kentucky 40232
                             Attn:  Manager, Procurement Services

        If to Seller:        Andalex Resources, Inc.
                             1200 Hurstbourne Place
                             9300 Shelbyville Road
                             Louisville, Kentucky 40222
                             Attn: Director of Eastern Sales

        SECTION 11.2 CHANGE OF PERSON OR ADDRESS. Either party may change the person or address specified above upon giving written notice to the other party of such change.

        SECTION 12.   RIGHT TO SELL

        Buyer shall have the unqualified right to sell all or any of the coal purchased under this Agreement.

        SECTION 13.   INDEMNITY AND INSURANCE

        SECTION 13.1 INDEMNITY. Seller agrees to indemnify and save harmless Buyer, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, property damage and pollution (including reasonable attorney's fees) (i) relating to the barges or railcars provided by Buyer or

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                                                           CONTRACT #96-412-026

Buyer's contractor while such barges or railcars are in the care and custody of the loading dock or loading facility, (ii) due to any failure of Seller to comply with laws, regulations or ordinances, or (iii) due to the acts or omissions of Seller in the performance of this Agreement.

        SECTION 13.2 INSURANCE. Seller agrees to carry insurance coverage with minimum limits as follows:

               (1) Commercial General Liability, including Completed Operations and Contractual Liability, $1,000,000 single limit liability.

               (2) Automobile General Liability, $1,000,000 single limit liability.

               (3) In addition, Seller shall carry excess liability insurance covering the foregoing perils in the amount of $4,000,000 for any one occurrence.

               (4) Workers' Compensation and Employer's Liability with statutory limits.

        If any of the above policies are written on a claims made basis, then the retroactive date of the policy or policies will be no later than the effective date of this Agreement. Certificates of Insurance satisfactory in form to the Buyer and signed by the Seller's insurer shall be supplied by the Seller to the Buyer evidencing that the above insurance is in force and that not less than 30 calendar days written notice will be given to the Buyer prior to any cancellation or material reduction in coverage under the policies. The Seller shall cause its insurer to waive all subrogation rights against the Buyer respecting all losses or claims arising from performance hereunder. Evidence of such waiver satisfactory in form and substance to the Buyer shall be exhibited in the Certificate of Insurance mentioned above. Seller's liability shall not be limited to its insurance coverage.

        SECTION 14.   TERMINATION FOR DEFAULT.

                                                           CONTRACT #96-412-026

        Subject to SECTION 6.4, if either party hereto commits a material breach of any of its obligations under this Agreement at any time, then the other party has the right to give written notice describing such breach and stating its intention to terminate this Agreement no sooner than 15 days after the date of the notice (the "notice period"). If such material breach is curable and the breaching party cures such material breach within the notice period, then the Agreement shall not be terminated due to such material breach. If such material breach is not curable or the breaching party fails to cure such material breach within the notice period, then this Agreement shall terminate at the end of the notice period in addition to all the other rights and remedies available to the aggrieved party under this Agreement and at law and in equity.

        SECTION 15.   TAXES, DUTIES AND FEES

        Seller shall pay when due, and the price set forth in SECTION 8 of this Agreement shall be inclusive of, all taxes, duties, fees and other assessments of whatever nature imposed by governmental authorities with respect to the transactions contemplated under this Agreement.

        SECTION 16.   DOCUMENTATION AND RIGHT OF AUDIT

        Seller shall maintain all records and accounts pertaining to payments, quantities, quality analyses and source of all coal supplied under this Agreement for a period lasting through the term of this Agreement and for two years thereafter. Buyer shall have the right at no additional expense to Buyer to audit, copy and inspect such records and accounts at any reasonable time upon reasonable notice during the term of this Agreement and for 2 years thereafter.

        SECTION 17.   EQUAL EMPLOYMENT OPPORTUNITY.

        To the extent applicable, Seller shall comply with all of the following provisions which are incorporated herein by reference: Equal Opportunity regulations set forth in 41 CRF SECTION 60-

                                                           CONTRACT #96-412-026

1.4(a) and (c) prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, or national origin; Vietnam Era Veterans Readjustment Assistance Act regulations set forth in 41 CRF SECTION 50-250.4 relating to the employment and advancement of disabled veterans and veterans of the Vietnam Era; Rehabilitation Act regulations set forth in 41 CRF SECTION 60-741.4 relating to the employment and advancement of qualified disabled employees and applicants for employment; the clause known as "Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals" set forth in 15 USC SECTION 637(d)(3); and subcontracting plan requirements set forth in 15 USC SECTION 637(d).

        SECTION 18.   COAL PROPERTY INSPECTIONS

        Buyer and its representatives, and others as may be required by applicable laws, ordinances and regulations shall have the right at all reasonable times and at their own expense to inspect the Coal Property, including the loading facilities, scales, sampling system(s), wash plant facilities, and mining equipment for conformance with this Agreement. Seller shall undertake reasonable care and precautions to prevent personal injuries to any representatives, agents or employees of Buyer (collectively, "Visitors") who inspect the Coal Property. Any such Visitors shall comply with Seller's regulations and rules regarding conduct on the work site, made known to Visitors prior to entry, as well as safety measures mandated by state or federal rules, regulations and laws. Buyer understands that underground mines and related facilities are inherently high-risk environments. Buyer's failure to inspect the Coal Property or to object to defects therein at the time Buyer inspects the same shall not relieve Seller of any of its responsibilities nor be deemed to be a waiver of any of Buyer's rights hereunder.

                                                           CONTRACT #96-412-026

        SECTION 19.   MISCELLANEOUS

        SECTION 19.1 APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Kentucky, and all questions of performance of obligations hereunder shall be determined in accordance with such laws.

        SECTION 19.2 HEADINGS. The paragraph headings appearing in this Agreement are for convenience only and shall not affect the meaning of interpretation of this Agreement.

        SECTION 19.3 WAIVER. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any rights hereunder, shall not be construed as a waiver of such provision or right.

        SECTION 19.4 REMEDIES CUMULATIVE. Remedies provided under this Agreement shall be cumulative and in addition to other remedies provided under this Agreement or by law or in equity.

        SECTION 19.5 SEVERABILITY. If any provision of this Agreement is found contrary to law or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms, unless such unlawful or unenforceable provision is material to the transactions contemplated hereby, in which case the parties shall negotiate in good faith a substitute provision.

        SECTION 19.6 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns.

        SECTION 19.7 ASSIGNMENT. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or denied; provided, however, that Buyer shall have the right,

                                                           CONTRACT #96-412-026

without consent of Seller, to assign all or any part of this Agreement to any company, controlling, controlled by, or under common control with Buyer.

        SECTION 19.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties as to the subject matter hereof, and there are no representations, understandings or agreements, oral or written, which are not included herein.

        SECTION 19.9 AMENDMENTS. Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by written instrument signed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    LOUISVILLE GAS AND ELECTRIC
ANDALEX RESOURCES, INC.             COMPANY

By:     __________________________  By:     __________________________
                                            Chris Hermann, Vice President &
Title:  _________________________           General Manager
                                            Wholesale Electric Business
Date:   __________________________  Date:   __________________________

                                       21

                                                           CONTRACT #96-412-026

                                                                  Exhibit A
                                                                Page 1 of 2
                                 EXHIBIT A
                      SAMPLE COAL PAYMENT CALCULATIONS
                  TOTAL EVALUATED COAL COSTS FOR CONTRACT NO.
-------------------------------------------------------------------------------
For contracts supplied from multiple "origins", each "origin will be calculated individually.

                      SECTION I                                 BASE DATA
    -----------------------------------------------           --------------
1)  Base F.O.B. price per ton:                                    $ 17.94    /ton
                                                              --------------
1a) Tons of coal delivered:                                                  tons
                                                              --------------
2)  Guaranteed average heat content:                              11,500     BTU/LB.
                                                              --------------
2r) As received monthly avg. heat content:                                   BTU/LB.
                                                              --------------
2a) Energy delivered in MMBTU:                                               MMBTU
                                                              --------------
[(Line 1a) *2,000 lb./ton*(Line 2r)] *MMBTU/1,000,000 BTU
[(     ) *2,000 lb./ton*(     )]*MMBTU/1,000,000 BTU

2b) Base F.O.B. price per MMBTU:                              $   0.78000     MMBTU
                                                              --------------
{[(Line 1)/(Line 2)]*(1 ton/2,000 lb.)]}*1,000,000 BTU/MMBTU
{[(  /ton)/(  BTU/LB)]*(1 ton/2,000 lb.)}*1,000,000 BTU/MMBTU

3)  Guaranteed monthly avg. max. sulfur                            3.00      LBS./MMBTU
                                                              --------------
3r) As received monthly avg. sulfur                                          LBS./MMBTU
                                                              --------------
4)  Guaranteed monthly avg. ash                                    10.50     LBS./MMBTU
                                                              --------------
4r) As received monthly avg. ash                                             LBS./MMBTU
                                                              --------------
5)  Guaranteed monthly avg. max. moisture                          10.50     LBS./MMBTU
                                                              --------------
5r) As received monthly avg. moisture                                        LBS./MMBTU
                                                              --------------


                  SECTION II                                     DISCOUNTS
    ----------------------------------------------            ----------------
    Assign a (-) to all discounts (round to
    (5) decimal places)

6d) BTU/LB.: If line 2r is greater than 11,350 BTU/lb. then:
    {1-(line 2r)/(line 2)}*$0.2604/MMBTU
    {1-(   )/(11,350)}*$0.2604=                               $              /MMBTU
                                                              --------------
7d) SULFUR:  If line 3r is greater than 3.20 lbs./MMBTU
    [1-[(line 3r)-(line 3)]}*0.1232/lb. Sulfur
    [1-[(   )/(3.20)]}*0.1232=                                $              /MMBTU
                                                              --------------

8d) ASH: If line 4r is greater than 12.00 lbs./MMBTU
    [1-[(line 4r)-(line 4)]}*0.0083/MMBTU
    [1-[(   )/(12.00)]}*0.0083=                               $              /MMBTU
                                                              --------------
9d) MOISTURE:  If line 5r is greater than 11.0 lbs./MMBTU
    [1-[(line 5r)-(line 5)]}*0.0016/MMBTU
    [1-[(   )/(11.0)]}*0.0016=                                $              /MMBTU
                                                              --------------


                                                           CONTRACT #96-412-026



                                                                      Exhibit A
                                                                    Page 2 of 2

                                                                 TOTAL PRICE
                  SECTION II                                     ADJUSTMENTS
    ----------------------------------------------            ----------------
    Determine total Discounts as follows:

    Assign a (-) to all discounts (round to (5) decimal places)

    Line 6d:                                                  $              /MMBTU
                                                              --------------
    Line 7d                                                   $              /MMBTU
                                                              --------------
    Line 8d                                                   $              /MMBTU
                                                              --------------
    Line 9d                                                   $              /MMBTU
                                                              --------------
10) Total Discounts (-):

    Algebraic sum of above:                                   $              /MMBTU
                                                              --------------

11) Total evaluated coal price = (line 2b) + (line 10)

12) Total discount price adjustment for Energy delivered:
    (line 2a) * (line 10) (-)
    $       /MMBTU       +                                    $              /MMBTU = $
     ------                                                   --------------           ------

13) Total base cost of coal
    (line 2a) * (line 2b)
    $       /MMBTU       +                                    $              /MMBTU = $
     ------                                                   --------------           ------

14) Total coal payment for month
    (line 12) + (line 13)
    $       /MMBTU       +                                    $                     = $
     ------                                                   --------------           ------


                                     EXHIBIT B

                                      [NONE]

                                                           CONTRACT #96-412-026


                          AMENDMENT TO COAL SUPPLY AGREEMENT


        This is an amendment (the "Amendment") effective ____________, 1997 to the Coal Supply Agreement dated April 1, 1997 (the "Agreement") between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 ("Buyer") and ANDALEX RESOURCES, INC., a Delaware corporation, 1200 Hurstbourne Place, 9300 Shelbyville Road, Louisville, Kentucky 40222 ("Seller").

        The parties hereto agree as follows:

        1. Section 5.1 of the Agreement is deleted in its entirety and replaced with the following:

               SECTION 5.1 BUYER'S OPTION. The coal shall be delivered to one of the following locations as directed by Buyer (collectively, the "Delivery Point"): (a) F.O.B. railcar at the Cimarron rail loading facility near Madisonville, Kentucky on the Paducah and Louisville Railway; and (b) F.O.B. Sebree Dock, mile point 44 on the Green River. Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Any resulting savings in such transportation costs shall be retained by Buyer. Buyer may request to change the Delivery Point to either F.O.B. truck or F.O.B. barge. Upon Buyer's notification to Seller of its desire to change the Delivery Point, Buyer and Seller shall mutually agree in writing upon the change(s) and the time frame wherein such change will take place.

        2. Section 5.4 is added to the Agreement and shall read as follows:

               SECTION 5.4 DELIVERY TO SEBREE DOCK. For coal delivered F.O.B. Sebree Dock, title to and risk of loss respecting the coal will pass to Buyer and the coal will be considered to be delivered when the coal is unloaded at Sebree Dock. Buyer or its contractor shall furnish suitable barges in accordance with a delivery schedule provided by Buyer to Seller. Seller shall arrange and pay for all costs of transporting the coal from the mines to the loading docks, and Buyer shall arrange and pay for all costs of loading and trimming the coal into barges to the proper draft and the proper distribution within the barges. Buyer shall also arrange for transporting the coal by barge from the loading dock to its generating station(s) and shall pay for the cost of such transportation.

        3. The first sentence of Section 7.2 is amended to read as follows:

               Unless another method of sampling and analysis is mutually agreed upon by the parties, the sampling and analysis of the coal delivered hereunder shall be performed by Buyer and the results thereof shall be accepted and used for the quality and characteristics of the coal delivered under this Agreement.

                                                           CONTRACT #96-412-026

        4. Section 8.1 of the Agreement is deleted in its entirety and replaced with the following:

               SECTION 8.1 BASE PRICE AND TRANSPORTATION CHARGE.

               (a) BASE PRICE. The base price (the "Base Price") of the coal to be sold hereunder will be firm and will be determined by the year in which the coal is delivered as defined in
               SECTION 5 in accordance with the following schedule:

                       YEAR                  BASE PRICE ($ PER MMBTU)
                      -------               ------------------------
                       1997                        $0.78000
                       1998                        $0.79000
                       1999                        $0.80000
                       2000                        $0.81000
                       2001                        $0.82000

               (b) TRANSPORTATION CHARGE. In addition to the Base Price, Buyer shall pay a transportation charge for coal delivered pursuant to SECTION5.1(b) in an amount equal to $3.00/ton.

        5. Except as specifically amended herein, all provisions of the Agreement will remain in full force and effect. In case of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail.

        6. This is the final and complete agreement of the parties relating to the subject matter hereof and hereby supersedes any prior or contemporaneous oral or written understanding, statements or agreements between the parties relating thereto.

        The parties have executed this Amendment through their duly authorized representatives on the dates set forth below.

                                         LOUISVILLE GAS AND ELECTRIC COMPANY

                                         By:    ______________________________
                                         Title: ______________________________
                                         Date:  ______________________________

                                         ANDALEX RESOURCES, INC.

                                         By:    ______________________________
                                         Title: ______________________________
                                         Date:  ______________________________

                                                           CONTRACT #96-412-026


                              CONSENT TO ASSIGNMENT
                              AND ESTOPPEL AGREEMENT

        THIS CONSENT TO ASSIGNMENT AND ESTOPPEL AGREEMENT (this "Agreement") is made and entered into this 23rd day of January 1998, by and among Louisville Gas and Electric Company, a Kentucky corporation ("Coal Buyer"), having an address at 220 West Main Street, Louisville, Kentucky 40202; ANDALEX RESOURCES, INC., a Delaware corporation ("Assignor"), having an address at Suite 401, 45 West 10000 South, Sandy, Utah 84070; and HOPKINS COUNTY COAL LLC, a Delaware limited liability company ("Assignee"), having an address in care of MAPCO Coal, Inc., 771 Corporate Drive, Suite 1000, Lexington, Kentucky 40503; Attn: Thomas J. Dostart, Esq.

                         W I T N E S S E T H:

        WHEREAS, Assignor is the seller and Coal Buyer is the buyer of certain coal, as more fully described in the coal supply agreement (the "Coal Supply Agreement"), a copy of which is attached hereto and made a part hereof as EXHIBIT A and as amended by EXHIBIT B; and

        WHEREAS, Assignor and Assignee have heretofore entered into or anticipate they may enter into an Agreement for Purchase and Sale of Assets whereby Assignee has agreed or may agree to acquire certain assets of the Assignor, including the Coal Supply Agreement (such acquisition hereinafter referred to as the "Transfer"); and

        WHEREAS, to facilitate the Transfer, Coal buyer is willing [i] to grant its consent to Assignee's replacement of Assignor under the Coal Supply Agreement subject to the terms of the Coal Supply Agreement and this Agreement, and [ii] to make the representations and agreements set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiently of which are hereby acknowledged, the parties hereto agree as follows:

         1. Coal Buyer represents and warrants to Assignor and Assignee that it has full right and lawful authority to enter into this Agreement.

         2. Coal Buyer hereby consents to and waives any objection to or claim based on assignment of the Coal Supply Agreement by Assignor to Assignee. Such consent is given only to the assignment by Assignor to Assignee and any further assignment, sublease, or other transfer of any interest in the Coal Supply Agreement shall be made only after compliance with all of the terms and conditions set forth in the Coal Supply Agreement.

         3. Coal Buyer hereby agrees, represents and warrants for the benefit of Assignor and Assignee, and Assignor hereby agrees, represents and warrants for the benefit of Coal Buyer as follows:

              a. The Coal Supply Agreement is in full force and effect and has not been amended or modified except as provided in EXHIBIT B and such modifications are binding on the parties and are a part of the Coal Supply Agreement. The attached EXHIBIT A and EXHIBIT B together constitute a true, accurate and complete copy of the Coal Supply Agreement.

              b. Assignor is not presently in default pursuant to any provision of the Coal Supply Agreement or this Agreement.

                                                           CONTRACT #96-412-026

              c. There has been no act or omission which would with notice or the passage of time constitute a default pursuant to the terms of the Coal Supply Agreement or this Agreement.

              d. The assignment of the Coal Supply Agreement by Assignor to Assignee will not or if completed did not, in and of itself, constitute a default pursuant to the terms of the Coal Supply Agreement.

              e. All payments and deliveries under the Coal Supply Agreement are current through ______________, 199___ (taking into account all modifications reflected on EXHIBIT B), and all of the covenants and obligations of any party to be performed and observed under the Coal Supply Agreement prior to the Effective Date have been fully performed and observed. The term "Effective Date" as used in this Agreement shall mean the later of the date specified above in this subpart (e) or such later "Effective Date" as may be set forth in any writing signed or agreed to by Coal Buyer and hereafter provided to Assignor and/or Assignee.

         4. The Assignee shall not be responsible for any liabilities, obligations or performance of Assignor under the Coal Supply Agreement which arose or were due prior to the Effective Date (except for those liabilities and obligations the performance of which has been expressly extended past the Effective Date as reflected on EXHIBIT B), nor shall Assignee be responsible for any acts or omissions which occurred or failed to occur prior to the Effective Date.

         5. Upon the assignment of the Coal Supply Agreement by Assignor to Assignee and the assumption by Assignee of all of Assignor's liabilities and obligations thereunder (taking into account the modifications reflected on EXHIBIT B) arising on or after the Effective Date, Assignor shall be released from any liabilities and obligations arising on and after the Effective Date and Assignor shall not be responsible for any acts or omissions of the Assignee which occur or failed to occur after the Effective Date.

         6. Assignor, Assignee and Webster County Coal Corporation have executed Amendment No. 2, attached hereto as Exhibit C, of the Coal Supply Agreement to evidence the terms and conditions pursuant to which Coal Buyer has given its consent to the assignment and assumption.

         7. The provisions of this Agreement shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.

         8. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         9. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by first-class, registered, or certified mail, postage prepaid, or sent via overnight courier service, or delivered personally at the addresses in the introduction of this Agreement or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed and notices sent by overnight courier service shall be deemed given when placed in the hands of a representative of such service.

         10. This Agreement shall at all times be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to the choice of law principles thereof.

                                                           CONTRACT #96-412-026


         11. This Agreement and the Coal Supply Agreement contain the entire agreement between Assignor and Coal buyer with respect to the subject matter hereof and the Coal Supply Agreement, and supersede all prior or contemporaneous representations, understandings or agreements, oral or written between Assignor and Coal Buyer, which pertain to the subject matter hereof, and are not included herein. This Agreement and the Coal Supply Agreement contain the entire agreement between Assignee and Coal Buyer with respect to the subject matter hereof and the Coal Supply Agreement, and supersede all prior or contemporaneous representations, understandings or agreements, oral or written between Assignee and coal Buyer, which pertain to the subject matter hereof, and are not included herein. This Agreement may not be changed or modified in any manner except by an instrument in writing duly executed by the authorized officer or representative of each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives the date and year first above written.

                                 "COAL BUYER"

                                 LOUISVILLE GAS AND ELECTRIC COMPANY,
                                 a Kentucky corporation

                                 By:
                                    --------------------------------
                                 Name:   GEORGE W. BASINGER

                                 Title: SENIOR VICE PRESIDENT POWER OPERATIONS

                                 "ASSIGNOR"

                                 ANDALEX RESOURCES, INC.,
                                 a Delaware corporation

                                 By:
                                    --------------------------------
                                 Name:  DOUGLAS H. SMITH

                                 Title: PRESIDENT

                                 "ASSIGNEE"

                                 HOPKINS COUNTY COAL LLC,
                                 a Delaware limited liability company

                                 By:
                                    ---------------------------------
                                 Name:   W. DELL JAGGERS

                                 Title:   V.P. ENGINEERING AND PLANNING

                                                           CONTRACT #96-412-026


                                    EXHIBIT A



                    [ATTACH A COPY OF THE COAL SUPPLY AGREEMENT]